Exhibit 10.3

[TRIMERIS LETTERHEAD]

Re: Extension of Executive Employment Agreement

Trimeris (“Company”) would like to extend the term of your Executive Employment Agreement with the Company such that the Agreement would now expire at December 31, 2008. If you are amenable to such an extension, please sign below (sign each of the two originals). The Company will execute this Extension Agreement and return one executed original to you for your records.

Thank you for your attention:

Accepted

By	/s/ Andrew L. Graham	By	/s/ E. Lawrence Hill, Jr.
	Andrew L. Graham		E. Lawrence Hill, Jr. Trimeris, Inc.

Date	August 1, 2007	Date	August 1, 2007